Exhibit 23.2


                      [LETTERHEAD OF WOLF & COMPANY, P.C.]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement of GreenMan Technologies, Inc. on Form SB-2, of our report dated December 27, 2004, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in such Amendment No. 2 to the Registration Statement.


/s/ WOLF & COMPANY, P.C.

Boston, Massachusetts
January 25, 2005